Exhibit 1.1

BANK OF AMERICA AUTO TRUST 20[        ]-[    ]

$[            ]

[            ]% Asset Backed Notes, Class A-1

$[            ]

[            ]% Asset Backed Notes, Class A-2

$[            ]

[            ]% Asset Backed Notes, Class A-3

$[            ]

[            ]% Asset Backed Notes, Class A-4[-A]

[LIBOR + [            ]% Asset Backed Notes, Class A-4-B]

[[            ]% Asset Backed Notes, Class B]

UNDERWRITING AGREEMENT

[DATE]

[Underwriter]

[Address]

  as Representative of the Underwriters

Dear Sir or Madam:

Bank of America, National Association, a national banking association (the “Bank”) and Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company (the “Depositor”), hereby confirm their agreement with [            ] (“[            ]”), as representative (in such capacity, the “Representative”) for [            ] and [            ] ([            ] and each such entity, individually, an “Underwriter” and, together with [            ] as an Underwriter, the “Underwriters”), with respect to the purchase by the Underwriters of $[            ] initial Note Balance of [            ]% Asset Backed Notes due [            ], Class A-1 Notes (the “Class A-1 Notes”), $[            ] initial Note Balance of [            ]% Asset Backed Notes due [            ], Class A-2 Notes (the “Class A-2 Notes”), $[            ] initial Note Balance of [            ]% Asset Backed Notes due [            ], Class A-3 Notes (the “Class A-3 Notes”), $[            ] initial Note Balance of [            ]% Asset Backed Notes due [            ], Class A-4[-A] Notes (the “Class A-4[-A] Notes”), [[            ] initial Note Balance of LIBOR + [            ]% of Asset Backed Notes due [            ], Class A-4-B Notes (the “Class A-4-B Notes” and, together with the Class A-4-A Notes, the “Class A-4 Notes”) and [            ] initial Note Balance of [            ]% Asset Backed Notes due [            ], Class B Notes (the “Class B Notes”)] (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4[-A] Notes[, the Class A-4-B Notes and the Class B Notes] are referred to herein as the “Notes”), of Bank of America Auto Trust 20[        ]-[    ], a Delaware statutory trust (the “Issuer”), which Notes the Depositor proposes to sell to the Underwriters under the terms and conditions herein. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them, respectively, in Appendix A to the sale agreement (the “Sale Agreement”), to be dated [            ], by and between the Depositor and the Issuer.

The Issuer was formed pursuant to a trust agreement, dated [            ] (which was amended and restated by an amended and restated trust agreement dated [            ], (the “Trust Agreement”), by and between the Depositor and [            ] (the “Owner Trustee”). On [            ] (the “Closing Date”), the Issuer will issue certificates pursuant to the terms of the Trust Agreement representing the entire beneficial interest in the Issuer (the “Certificates”). The Issuer will issue the Notes pursuant to an indenture (the “Indenture”), to be dated the Closing Date, by and among the Issuer and [            ], as the indenture trustee (the “Indenture Trustee”). Each Note will represent an obligation of, and the Certificates will represent the 100% beneficial interest in, the Issuer. The Certificates will be subordinated to the Notes to the extent described in the Trust Agreement and the Indenture and will entitle Certificateholders to residual distributions based on their respective Percentage Interests.

The assets of the Issuer will include, among other things, (i) all right, title and interest of the Depositor in, to and under the Receivables listed on Schedule of Receivables and all monies received thereon after the Cut-Off Date, (ii) the interest of the Depositor in the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and, to the extent permitted by law, any accessions thereto, (iii) the interest of the Depositor in any proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering the Receivables, the Financed Vehicles or Obligors, (iv) any proceeds from recourse against Dealers on the Receivables, (v) all right, title and interest of the Depositor in, to and under the Third Purchase Agreement, the Second Purchase Agreement, the First Purchase Agreement and the Sale Agreement, including the right to cause the Second Tier Purchaser, the First Tier Purchaser or the Bank, as applicable, to repurchase Receivables under certain circumstances, (vi) all of the Depositor’s rights to the Receivable Files, (vii) the interest of the Depositor in any proceeds of the property described in clauses (i) and (ii) above, (viii) the rights to the funds on deposit from time to time in the Trust Accounts (other than the Certificate Distribution Account) and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein) and (ix) all proceeds of the foregoing. Pursuant to the Sale Agreement, the Depositor will transfer, sell, contribute and assign the Receivables to the Issuer. Pursuant to the Servicing Agreement, the Bank will service the Receivables on behalf of the Issuer.

On the Closing Date, (i) the Notes and the Certificates will be transferred to the Depositor by the Issuer in exchange for the Depositor’s transfer, contribution and assignment of certain Purchased Assets (as defined in the Sale Agreement, to be dated the Closing Date, by and between the Depositor and the Issuer) and (ii) the Representative, on behalf of the Underwriters, will, at the direction of the Depositor, deposit from the proceeds of the sale of the Notes an amount in cash equal to the Specified Reserve Account Balance into the Reserve Account. Pursuant to the Indenture, the Issuer will grant to the Indenture Trustee for the benefit of the Noteholders, a security interest in all of the Issuer’s right, title and interest in, to and under the Purchased Assets and certain other Collateral (as defined in the Indenture).

The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (having the registration number 333-165957), including a form of prospectus and a form of prospectus supplement and such amendments thereto as may have been filed prior to the date hereof, relating to the Notes. The registration statement, as amended, has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.” The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”

At or prior to [            ] [a.m.] [p.m.] (New York time) on [            ] (the time the first contract of sale for the Notes was entered into as designated by the Representative) (the “Time of Sale”), the Depositor had prepared the following information (collectively, “Time of Sale Information”): (i) a Preliminary Prospectus, dated [            ] (subject to completion) [            ], and (ii) each other document, if any, listed on Annex C (including each “free writing prospectus” (as defined pursuant to Rule 405 under the Act including, for the avoidance of doubt, the free writing prospectus dated [            ], and filed with the Commission on [            ] pursuant to Rule 433 under the Act (the “Ratings Free Writing Prospectus”)) that is not an Underwriter Free Writing Prospectus (as defined below)) as such document may be amended with the approval in writing of the parties hereto. As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended, if applicable, or supplemented, including, without limitation, as supplemented by that certain supplement to the Preliminary Prospectus, dated [            ] (including any and all exhibits thereto and the information incorporated by reference therein or made available pursuant thereto)), which has been prepared and delivered by the Depositor to the Underwriters in accordance with the provisions hereof. The Prospectus shall include all required information with respect to the offering and shall be in all substantive respects in the form furnished to the Representative prior to the Time of Sale, or, to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond those contained in the Preliminary Prospectus, if any, that previously have been furnished to the Representative) as the Depositor has advised the Representative will be included or made therein.

Any reference herein to “Registration Statement”, “Preliminary Prospectus” or “Prospectus” shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference; any reference in this Agreement to documents, financial statements and schedules and other information which is “contained”, “included”, “stated”, “described” or “referred to” in the Registration Statement, Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be.

The Bank and the Depositor hereby agree with the Underwriters as follows:

1. Purchase, Sale and Delivery of the Notes.

(a) Pursuant to the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to the Underwriters on the Closing Date the Notes in the respective Note Balances listed in Annex A, and each of the Underwriters severally (but not jointly) agrees to purchase from the Depositor on the Closing Date certain of the Notes as more specifically set forth opposite the name of such Underwriter in Annex A. The Notes are to be purchased from the Underwriters at the purchase price set forth in Annex A. The Notes shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.

(b) The Depositor understands that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after this Agreement has become effective as in the judgment of the Representative is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

(c) As compensation for the Underwriters’ commitments, on the Closing Date, the Depositor will pay or cause to be paid in same day funds to the Representative, on behalf of the Underwriters, a commission for the sale of each Class of Notes in the amounts set forth in Annex A.

(d) Each Class of Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive instruments evidencing the Notes will be available only under the limited circumstances specified in the Indenture. On the Closing Date, payment of the purchase price for the Notes by the Underwriters shall be made against (i) delivery of the Notes to the Representative at the offices of the Representative and/or such other location or locations as shall be mutually acceptable to the parties hereto and (ii) payment of the commission with respect to each Class of Notes as set forth in Annex A. Delivery of the Notes shall be made to the Representative for the respective accounts of the Underwriters against payment of the purchase price therefor to the order of the Depositor in same day funds by wire transfer to an account designated by the Depositor or by such other means acceptable to both the Depositor and the Representative. Payment of the commission for each Class of Notes as set forth in Annex A shall be made to the Representative, on behalf of the Underwriters purchasing the same Class of Notes, by wire transfer in same day funds. Each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, and make payment of the purchase price for, the Notes which such Underwriter has agreed to purchase and to accept receipt for any commission payable to such Underwriter hereunder. [            ], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date; provided, however, that such payment shall not relieve such Underwriter from its obligations hereunder. The Notes will be in the form requested by the Representative in accordance with the terms of the Indenture.

(e) If the Bank, the Depositor or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Depositor or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Depositor or such Underwriter may prepare corrective information, with notice to the other party and the Representative (in the case such Underwriter is not [            ]) and such Underwriter shall deliver such information in a manner reasonably acceptable to the parties hereto, to any Person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such Person with the following:

(i) adequate disclosure of the contractual arrangement under the Contract of Sale;

(ii) adequate disclosure of the Person’s rights under the existing Contract of Sale at the time termination of the Contract of Sale is sought;

(iii) adequate disclosure of the new information that is necessary to correct the untrue statements or omissions in the information given at the time of the original Contract of Sale; and

(iv) a meaningful ability for such Person to elect to terminate or not terminate the original Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

2. Expenses.

Subject to the terms of the Indenture, the Depositor agrees to pay or cause to be paid all costs and expenses incidental to the performance of its obligations hereunder, including without limitation: (a) all costs, expenses and taxes in connection with the preparation, printing, issue, sale and delivery of the Notes, including any documentary stamp or similar issue tax and any related interest or penalties relating to the issue, sale and delivery of the Notes, (b) all costs and expenses incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Prospectus or the Preliminary Prospectus (including in each case all exhibits, amendments and supplements thereto), (c) all costs and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (d) all costs and expenses related to any filing with the Financial Industry Regulatory Authority, (e) all costs and expenses in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Transaction Documents and any blue sky memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus as herein provided, (f) all fees and expenses of the Depositor’s counsel, accountants and other advisers and (g) the Underwriters’ reasonable legal and other costs and expenses incurred in connection with the offering and the preparation and execution of this Agreement.

3. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to, and agrees with, the Underwriters as of the date hereof:

(a) The Depositor has prepared and filed with the Commission the Registration Statement on Form S-3 (No. 333-[            ]), relating to the Notes, including the Prospectus and such amendments thereto as may have been required on the date of this Agreement and such Registration Statement, as amended, has been declared effective. The conditions to the use of a shelf registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Depositor and the Registration Statement;

(b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and on the effective date of the Registration Statement and on the date of this Agreement, the Registration Statement and the Prospectus conformed, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform in all respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”); provided, however, that the Preliminary Prospectus and the Prospectus were both prepared in reliance upon and in conformity with the guidance from the staff of the Commission set forth in that certain No-Action Letter, dated November 23, 2010, regarding Regulation AB Items 1109(a)(9) and 1120. The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply (i) to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor, the Bank or the Issuer in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information in the Prospectus that appears under the heading “Underwriting”, and in the Preliminary Prospectus that appears under the heading “Underwriting” (the “Underwriters’ Information”) or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(c) (i) the Preliminary Prospectus and other Time of Sale Information, if any, as of its date and the Time of Sale, did not, except for pricing information omitted therefrom, and as of the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the CDI Intex file, the Bloomberg screen, attached hereto as Annex D and filed with the Commission as a free writing prospectus (as defined in Rule 405 under the Act) on [            ] (the “Bloomberg Screen”) and the road show presentation, dated [            ] (the “Road Show”) at the Time of Sale, did not, and at the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus, as of its date and as of the Closing Date, will provide accurate and complete pricing information and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that it makes no representation or warranty as to statements made in or omissions from (x) the Preliminary Prospectus, or other Time of Sale Information, or that, as of the Closing Date, may have been made in the Prospectus in reliance upon and in conformity with the Underwriter’s Information and (y) the CDI Intex file, the Bloomberg Screen or the Road Show except to the extent that any statement made in or omission from the CDI Intex file, the Bloomberg Screen or the Road Show resulted from or was based upon statements made in or omissions from the Issuer Information (as defined below).

(d) other than the Time of Sale Information, the Prospectus, the CDI Intex file, the Bloomberg Screen, the Road Show and each Underwriter Free Writing Prospectus (if any), the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication,” including any other “free writing prospectus” (both, as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes;

(e) the Depositor is duly formed, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to conduct its business as described in the Preliminary Prospectus and to perform its obligations hereunder and under each Transaction Document to which it is a party;

(f) (A) this Agreement has been duly authorized, executed and delivered by it and constitutes, and (B) each Transaction Document to which it is a party will be duly authorized by it and, when such Transaction Document is fully executed and delivered by the Representative and/or the other parties to such Transaction Document on the Closing Date, will constitute, a legal, valid, binding and enforceable obligation of the Depositor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(g) no filing with, consent, approval, authorization, order, registration, license, decree or qualification of or with any court or governmental authority, agency or body is, as of the Time of Sale, or will be, as of the Closing Date, required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party (collectively, the “Transaction”), except for those which have been obtained and are in full force and effect, and except where the failure to make such filing or obtain such consent, approval, authorization, order, registration or qualification would not have a material adverse effect on its business or financial condition and would not be material in the context of the Transaction;

(h) the execution and delivery of this Agreement and the consummation of the Transaction (and compliance with the terms hereof), as of the Time of Sale and the date hereof, do not and, as of the Closing Date, will not (A) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, its organizational documents, and the execution and delivery of this Agreement or (B) conflict with or result in a breach of any other agreement or instrument to which it is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over it or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a material adverse effect on its business or financial condition and would not be material in the context of the Transaction;

(i) as of the Time of Sale and as of the Closing Date, there are no pending legal or governmental actions, suits or proceedings against or affecting it or any of its properties and, to the best of its knowledge, no such actions, suits or proceedings are threatened or contemplated;

(j) it has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on it) and has paid all tax required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated, as of the Time of Sale, by the Preliminary Prospectus or, as of the Closing Date, by the Prospectus;

(k) subsequent to the date as of which information is given in the Preliminary Prospectus, there has been no material adverse change or development involving a prospective material adverse change, in its condition (financial or otherwise), management, earnings, property, business affairs or business prospects, other than as will be described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto);

(l) as of the Time of Sale and the date hereof, no receiver or liquidator (or similar Person) has been appointed, and as of the Closing Date no receiver or liquidator (or similar Person) will have been appointed, in respect of it or in respect of any part of its assets, no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for its winding up or for its protection from its creditors; and it has not otherwise become insolvent;

(m) neither it nor the Issuer is and, after the offering of the Notes, neither it nor the Issuer will be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940 (the “Investment Company Act”);

(n) as of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer” as defined in Rule 405 under the Act;

(o) the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (other than documents filed by Persons other than the Depositor), when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(p) the Indenture has been (or will be on or prior to the Closing Date) duly qualified under the Trust Indenture Act; and

(q) it has complied with Rule 193 under the Act in connection with the offering of the Notes.

4. Representations, Warranties and Covenants of the Bank. The Bank hereby represents, warrants and covenants to, and agrees with, the Underwriters as of the date hereof:

(a) In its capacity as sponsor (the “Sponsor”), it has provided a written representation (the “17g-5 Representation”) to each Nationally Recognized Statistical Rating Organization (as defined in the Exchange Act) hired by the Bank to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act. The Sponsor has complied with, and has caused the Depositor to comply with, and will comply with, and will cause the Depositor to comply with, the 17g-5 Representation other than any breach of the 17g-5 Representation (A) that would not have a material adverse effect on the Notes or (B) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 6(j); and

(b) To the extent, if any, that the rating provided with respect to the Notes by a Hired NRSRO is conditional upon the furnishing of documents or the taking of any other reasonable action by the Sponsor agreed upon on or prior to the Closing Date, the Bank shall furnish such documents and take any such other reasonable action.

5. Undertakings by the Depositor. The Depositor agrees with each of the Underwriters that:

(a) Immediately following the execution of this Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price (if applicable), the selling concessions and allowances (if applicable) and such other information as the Depositor deems appropriate. The Depositor will transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b).

(b) The Depositor will cause the Issuer to furnish upon request to each of the Representatives and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request.

(c) Before filing any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Depositor, upon the request of the Representative, will furnish to the Representative a copy of the proposed amendment or supplement.

(d) The Depositor will advise the Representative promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement or amendment to the Preliminary Prospectus or the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Depositor of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use their best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) The Depositor will, if during any period in which a prospectus relating to the Notes is required to be delivered under the Act, (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith prepare and furnish, at the expense of the Depositor, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Depositor) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, a copy of such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(f) The Depositor will cause the Issuer to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that neither the Depositor nor the Issuer shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that neither the Depositor nor the Issuer shall be required to file a general consent to service of process in any jurisdiction.

(g) On or before December 31 of the year following the year in which the Closing Date occurs, the Depositor will cause the Issuer to make generally available to Noteholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder; provided that this covenant may be satisfied by posting the monthly Indenture Trustee’s Certificate for the Issuer on a publicly available website or filing such Indenture Trustee’s Certificate with the Commission on Form 10-D under the Exchange Act.

(h) So long as any of the Notes are outstanding, the Depositor will furnish, or cause the Issuer to furnish, to the Representative copies of all reports or other communications (financial or other) furnished to holders or the Notes and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

(i) For a period from the date of this Agreement until the retirement of the Notes, but only so long as the Depositor is filing reports with the Commission with respect to the Issuer under the Exchange Act, the Depositor will cause the Servicer to furnish to the Representative copies of the annual statement of compliance and the annual independent registered public accountants’ report pursuant to the Servicing Agreement, promptly after such statements and reports are delivered pursuant to the Servicing Agreement.

(j) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, neither the Depositor nor the Issuer will offer, sell, contract to sell or otherwise dispose of any securities collateralized by, or evidencing an ownership interest in, a pool of installment loans for new and used automobiles and light duty trucks with the same term and other characteristics identical to the Notes without the prior written consent of the Representative.

(k) The Depositor will cause the Notes to be registered in a timely manner pursuant to the Exchange Act and the Indenture to be qualified pursuant to the Trust Indenture Act.

6. Representations and Warranties of the Underwriters.

(a) Other than the Preliminary Prospectus, the Prospectus and the Ratings Free Writing Prospectus, each Underwriter, severally, represents, warrants and covenants to the Bank and the Depositor that it has not prepared, made, used, authorized, approved, disseminated or referred to and will not prepare, make, use, authorize, approve, disseminate or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Bank and the Depositor; provided, however, that each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) in the form of (i) a CDI Intex file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission or (ii) other written communication, containing no more than the following: (a) information contemplated by Rule 134 under the Act, (b) information included or to be included in the Preliminary Prospectus or the Prospectus, and (c) a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the

Notes (each such written communication, an “Underwriter Free Writing Prospectus”). The Bank and the Depositor each authorize each Underwriter to disseminate any “road show” (as defined in Rule 433(h) under the Act) in which representatives of the Bank or the Depositor participate. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used in this Section 6(a), the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(b) Each Underwriter, severally, represents, warrants and agrees with the Bank and the Depositor that:

(i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information which was included in or information that was omitted from the Preliminary Prospectus, the Prospectus or any written information furnished to the related Underwriter by the Bank or the Depositor expressly for use therein, which information was not corrected by information subsequently provided by the Bank or the Depositor to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) under the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and

(iii) each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Bank and the Depositor no later than the time of first use and, unless otherwise agreed to by the Issuer, the Bank and the Depositor and the related Underwriter, such delivery shall occur no later than the close of business for the Depositor (New York Time) on the date of first use; provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than the close of business for the Depositor (New York Time) on the first Business Day preceding such date of first use.

(c) Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Depositor.

(d) Each Underwriter, severally, represents and agrees (i) that it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Depositor), at or prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

(e) Each Underwriter, severally, represents and agrees that (i) it has not and will not, directly or indirectly, offer, sell or deliver any of the Notes or distribute the Prospectus or any other offering materials relating to the Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance by it with any applicable laws and regulations thereof and that will, to the best of its knowledge and belief, not impose any obligations on the Depositor, the Bank or the Issuer except as set forth herein and (ii) it has only offered and/or sold the Notes in the jurisdictions listed in Annex B and in each other jurisdiction (if any) for which it has received from the Depositor, the Bank and the Issuer prior written consent (not to be unreasonably withheld) for the offer and/or sale of the Notes in such jurisdiction.

(f) Each Underwriter, severally, represents and warrants to the Depositor that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of FSMA does not apply to the Issuer.

(g) Each Underwriter, severally, represents and warrants to the Depositor that it has complied, and will comply, with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(h) Each Underwriter, severally, represents and warrants to the Depositor that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive (as defined below); provided that no such offer of Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 6(h), the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means

Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression 2010 “PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and United Kingdom.

(i) It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority (“FINRA”) and other terms of sale hereunder and under such selling arrangements.

(j) Each Underwriter, severally, represents and agrees that (i) it has not delivered, and will not deliver, any Rating Information (as defined below) to a Hired NRSRO or any other Nationally Recognized Statistical Rating Organization as defined in the Exchange Act and (ii) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or any other Nationally Recognized Statistical Rating Organization as defined in the Exchange Act; provided, however, that if any Underwriter receives an oral communication from a Hired NRSRO, such Underwriter is authorized to refer such Hired NRSRO to the Bank, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (A) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes, and (B) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.

7. Conditions Precedent. The several obligations of the Underwriters hereunder shall be subject to (a) the accuracy of the representations and warranties of the Depositor contained herein as of the dates specified herein and, along with the representations and warranties of the Depositor contained in the Transaction Documents, as of the Closing Date (as if made on the Closing Date), (b) the performance by the Depositor of its obligations hereunder, and under the Transaction Documents and (c) to the following additional conditions:

(i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and any Underwriter Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433 under the Act and, in each case, in accordance with Section 5(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the

Depositor, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representative.

(ii) The Depositor shall have obtained all governmental authorizations required in connection with the sale of the Notes, and the performance of its obligations hereunder and under the Transaction Documents to which it is a party.

(iii) The Underwriters shall have received an accountant’s report from a nationally recognized accounting firm who are independent public accounts, addressed to the Representative on behalf of the Underwriters, relating to certain financial information in the Preliminary Prospectus and the Prospectus.

(iv) The Underwriters shall have received the Prospectus and duly authorized and executed copies of each of the Transaction Documents and the Notes dated as of the Closing Date.

(v) The Depositor shall have furnished to the Underwriters certain corporate, bankruptcy, [FDIC safeharbor], non-consolidation and tax opinions, as well as a negative assurance letter related to the Preliminary Prospectus and the Prospectus, of Mayer Brown LLP, special counsel to the Issuer, the Bank, the First Tier Purchaser, the Second Tier Purchaser and the Depositor, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(vi) The Depositor shall have furnished to the Underwriters certain corporate, enforceability and other opinions of [            ], special Delaware counsel to the Depositor and the Issuer and counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(vii) The Underwriters shall have received a negative assurance letter of [            ], counsel to the Underwriters, related to the Preliminary Prospectus and the Prospectus.

(viii) In-house counsel to the Bank shall have furnished to the Underwriters opinions as to the organization, licensing, power and authority of the Bank in relation to the relevant Transaction Documents and this Agreement, the execution and delivery by the Bank thereof and the absence of relevant legal actions against the Bank and otherwise in form and substance satisfactory to the Underwriters.

(ix) Counsel to the Indenture Trustee and the Owner Trustee, respectively, shall have furnished to the Underwriters opinions as to the organization, licensing, power and authority of the Indenture Trustee or the Owner Trustee, as applicable, in relation to the relevant Transaction Documents, the execution and delivery by the Indenture Trustee or the Owner Trustee, as applicable, thereof and the absence of relevant legal actions against the Indenture Trustee or the Owner Trustee, as applicable, and otherwise in form and substance satisfactory to the Underwriters.

(x) Each Transaction Document and each Note shall have been duly authorized, executed and delivered by each party thereto and shall be in form and substance satisfactory to the Underwriters, and all conditions precedent to the effectiveness of each Transaction Document shall have been satisfied or waived.

(xi) As of the Closing Date, there shall not have been, since the date hereof and the Time of Sale, or since the respective dates as of which information is given in the Prospectus, any material adverse change with respect to the Depositor and the Issuer whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate (and an accompanying incumbency certificate), dated as of the Closing Date, of an authorized officer of the Depositor and the Issuer, respectively, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in each Transaction Document to which it is a party are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (iii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(xii) The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, financing statements covering the security interest granted by (i) the Bank to the First Tier Purchaser, (ii) the First Tier Purchaser to the Second Tier Purchaser, (iii) the Second Tier Purchaser to the Depositor, (iv) the Depositor to the Issuer and (v) the Issuer to the Indenture Trustee (for the benefit of the Noteholders), have been duly filed against the appropriate party as required under the UCC.

(xiii) So long as any of the Notes are Outstanding, the Depositor and the Bank shall furnish to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request; provided that such information, certificate(s) or document(s) are believed by the requesting Underwriter to be required to meet its obligations under any applicable law, rule or regulation or to comply with any guidance (whether or not having the force of law) issued by any governmental agency having jurisdiction over the requesting Underwriter.

(xiv) The Depositor shall have received a letter from each Rating Agency assigning ratings to the Notes specified in the Ratings Free Writing Prospectus.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Depositor in writing or by telephone or facsimile confirmed in writing.

8. Indemnification and Contribution.

(a) The Depositor and the Bank jointly and severally agree to indemnify and hold harmless each Underwriter and each Person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective affiliates, officers, directors and employees of such Underwriter and each such Person (each and all referred to in this Section 7(a) as an “indemnified party”), against any losses, claims, damages, expenses or liabilities, joint or several, (or actions in respect thereof) that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), (B) any other Time of Sale Information, (C) the Prospectus or (D) the CDI Intex file, the Bloomberg Screen, the Road Show or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor and the Bank; and (iii) against any and all expenses whatsoever (including, subject to Section 8(d) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters) as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that neither the Depositor nor the Bank will be liable in any such case to the extent that any such loss, claim, damage, liability or expenses arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents made in reliance upon and in conformity with the Underwriters’ Information; and, provided, further, that the Depositor and the Bank will only be liable with respect to the documents listed in clause (i)(D) above to the extent that any related loss, claim, damage, liability or expenses arise out of or are based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from such documents made in reliance upon and in conformity with, the Issuer Information.

(b) Each Underwriter severally (but not jointly) agrees to indemnify and hold harmless the Depositor and the Bank, and each Person, if any, who controls the Depositor or the Bank, as applicable, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective affiliates, officers, directors and employees of the Depositor and the Bank and each such Person (each and all referred to in this Section 8(b) as an “indemnified party”), against any losses, claims, damages, expenses or liabilities, joint or several, to which such indemnified party may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof), that arise out of or are based upon (i) untrue statements or omissions, or alleged untrue statements or omissions, contained in the Registration Statement or Preliminary Prospectus, the Time of Sale Information or the Prospectus, or any amendment or supplement thereto in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor, the Bank or the Issuer by such Underwriter through the Representative specifically for use herein, it being understood and agreed that the only such information furnished by such Underwriter consists of such Underwriter’s Underwriters’ Information or (ii) the failure upon the part of such Underwriter to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus prior to the Time of Sale to any investor with whom such Underwriter entered into a contract of sale at such Time of Sale, and will reimburse any legal or other expenses reasonably incurred by the Depositor or the Bank in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Each Underwriter, severally (but not jointly), agrees to indemnify and hold harmless each of the Depositor and the Bank, their directors, each of their officers who signed the Registration Statement, the Issuer and each person, if any, who controls the Depositor, the Bank or the Issuer within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement in any Underwriter Free Writing Prospectus in reliance upon and in conformity with (i) any written information furnished to such Underwriter by the Depositor, the Bank or the Issuer expressly for use therein, (ii) information accurately extracted from the Registration Statement, the Time of Sale Information or the Prospectus, which information was not corrected by information subsequently provided by the Depositor, the Bank or the Issuer to such Underwriter prior to the time of such Underwriter Free Writing Prospectus or (iii) Issuer Information (except for information regarding the status of the subscriptions for the Notes).

(d) Promptly after receipt by an indemnified party under Section 8(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or (b), notify the indemnifying party of the commencement thereof; but the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such omission and/or delay caused actual prejudice to the indemnifying party; provided, that the omission so to notify the indemnifying party shall in no event relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Counsel provided by the indemnifying party may represent the indemnifying party as well as all indemnified parties hereunder subject to the following provisions. Notwithstanding anything to the contrary contained herein, such indemnified party may continue any such action on its own at its own expense and no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit, investigation or other proceeding, or as to any claim whatsoever, in respect of which any indemnified party is or could have been a party and indemnity or contribution was or could have been sought hereunder by such indemnified party, but if any such settlement, compromise or consent to such entry is proposed that is satisfactory to the indemnifying party and that (i) includes an unconditional release of such indemnified party from all liability on causes that are the subject matter of such action, suit, investigation or other proceeding, or on such claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and the indemnified party is so notified and nonetheless does not give its consent to such settlement, compromise or consent to such entry, then (x) the indemnified party shall resume the defense (and, if applicable, prosecution) in respect of such action, suit, investigation or other proceeding, or such claim, at its own cost and expense and (y) the indemnifying party shall be liable to the indemnified party hereunder only to the extent that it would have been liable in respect of such action, suit investigation or other proceeding, or such claim, if the same had been settled or compromised by, or judgment entered following consent by, the indemnifying party, in each case on the terms proposed to, and not consented to by, the indemnified party. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The reasonable fees and expenses of one separate counsel for the indemnified party shall be paid by the indemnifying party; provided, that if there is more than one indemnified party and there may be legal defenses available to one indemnified party that are different from or additional to or in conflict with those available to any other indemnified party, or if, for any reason, the counsel selected to represent the indemnified parties determines that it cannot represent all indemnified parties, each indemnified party shall have the right to select separate counsel and the indemnifying party shall pay the reasonable fees and expenses of each such separate counsel; and provided further that, if, for any reason, it becomes necessary for the indemnified party to retain local counsel, the reasonable fees and expenses of such local counsel shall be paid by the indemnifying party in addition to the reasonable fees and expenses of the separate counsel specified under this Section 8. The indemnifying party may avoid its duty to indemnify under this Section 8 if the indemnified party, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), effects any settlement or compromise of, or consents to the entry of any judgment in, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) , (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in subsections (a) , (b) or (c) above (i) in the case of any losses, claims, damages, expenses, liabilities or actions in respect thereof which arise out of or are based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in the Registration Statement, the Preliminary Prospectus and the Prospectus, in such proportion as is appropriate to reflect the relative fault, if any, of the Bank and the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, liabilities or actions in respect thereof, as well as any other relevant equitable considerations and (ii) in the case of any losses, claims, damages, expenses, liabilities or actions in respect thereof which do not arise out of or are not based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Ratings Free Writing Prospectus, in such proportion as is appropriate to reflect the relative benefits received by the Bank and the Depositor on the one hand and the Underwriters on the other from the offering of the Notes; provided, however, that if the allocation provided by clause (ii) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (ii) above but also the relative fault of the Bank and the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities as well as any other relevant equitable considerations. For purposes of clauses (i) and (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, the Bank or the Underwriters and the Depositor’s, the Bank’s and the Underwriters’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of clause (ii) above, the relative benefits received by the Bank and the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor and/or the Issuer, as applicable, bear to the total fees received by such Underwriter from the Depositor under this Agreement. The amount paid by an indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in the first sentence of this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8(e). Notwithstanding the provisions of this Section 8(e), an Underwriter shall not be required to contribute any amount in excess of the amount by which the total fees received by the Underwriter with respect to the Notes purchased by it and resold to purchasers exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’

obligations in this Section 8(e) to contribute are several in proportion to their respective purchase obligations and not joint and are subject to Section 8(b) above. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution hereunder from any party who was not guilty of such fraudulent misrepresentation.

(f) For purposes of this Section 8 only, it is agreed that the terms “Preliminary Prospectus” and “Prospectus” include static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of a prospectus under Item 1105(d) of Regulation AB under the Act.

(g) The obligations of the Depositor and the Bank under this Section shall be in addition to any liability that the Depositor or the Bank otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor or the Bank, to each officer of the Depositor or the Bank who has signed any Registration Statement and to each person, if any, who controls the Depositor or the Bank within the meaning of the Act.

9. Survival of Representations and Obligations. The representations, warranties, agreements and undertakings in this Agreement shall continue in full force and effect despite completion of the arrangements for the purchase and issue of the Notes or any investigation made by or on behalf of the Underwriters.

10. Termination. This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor and the Bank given prior to the Closing Date in the event that the Depositor or the Bank, as applicable, shall have failed, refused or have been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Securities and Exchange Commission, the New York Stock Exchange; (b) a general moratorium on commercial banking activities shall have been declared by either United States federal, New York state, North Carolina state or Delaware state authorities; (c) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other national or international calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the reasonable judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended to and including the Closing Date; or (d) in the reasonable judgment of the Representative, there shall have been any material adverse change or a development involving a prospective material adverse change, in the condition (financial or otherwise), management, earnings, properties, business affairs or business prospects of the Issuer, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except for the liability of the Depositor and the Bank in relation to expenses as provided in Sections 2 and 12 and the indemnity and contribution provided in Section 8.

11. Default by one or more of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Person, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the Note Balance of the Defaulted Notes does not exceed 10% of the Note Balance of the Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the Note Balance of the Defaulted Notes exceeds 10% of the Note Balance of the Notes to be purchased on such date and one or more of the nondefaulting Underwriters does not purchase the Defaulted Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriters from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representative or (ii) the Depositor and the Bank shall have the right to postpone Closing Date for a period not exceeding seven (7) days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any Person substituted for an Underwriter under this Section 11.

12. Reimbursement of Expenses. Subject to Section 20, if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any termination pursuant to Section 10 (other than by reason of a default by any Underwriter), the Depositor shall reimburse the Underwriters, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the offering of the Notes.

13. Notices.

(a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

Bank of America Auto Receivables Securitization, LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Mail Code: NC1-007-06-82

Facsimile: (980) 387-8792

Attention: Scott McCarthy

        Keith Landis

        Greg Lumelsky

With a copy to:

Bank of America Auto Receivables Securitization, LLC

BraceBridge III

1100 North French Street

Wilmington, Delaware 19884

Attention: Scott McCarthy

        Keith Landis

and in the case of notices to Bank of America, National Association, to such party at:

Bank of America, National Association

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Mail Code: NC1-007-06-82

Facsimile: (980) 387-8792

Attention: Scott McCarthy

        Keith Landis

        Greg Lumelsky

With a copy to:

Bank of America, National Association

BraceBridge III

1100 North French Street

Wilmington, Delaware 19884

Attention: Scott McCarthy

        Keith Landis

and in the case of notices to the Underwriters, as applicable, to such party at:

[Underwriter]

[Address]

Facsimile: [            ]

Attention: [            ]

(b) Any such communication shall take effect at the time of delivery.

(c) Any communication not by letter shall be confirmed by letter, but failure to send or receive the letter of confirmation shall not invalidate the original communication.

14. Jurisdiction. (a) The parties hereto hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, this Agreement or the transactions contemplated hereby. The parties hereto hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 14(a) shall affect the right of any party hereto to bring any action or proceeding against any other party hereto or its property in the courts of other jurisdictions.

(b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OR THE CHOICE OF FORUM PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

15. Non-Petition. Each Underwriter covenants and agrees that, prior to the later of (a) the date which is one year and one day after the payment in full of all Notes and (b) one day after the then applicable preference period, it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law. Nothing in this Section 15 shall preclude, to the extent not otherwise precluded in this Agreement, any Underwriter from taking any action prior to the expiration of the aforementioned one year and one day period or, if longer, the applicable preference period then in effect in (i) any case or proceeding voluntarily filed or commenced by the Depositor or (ii) any involuntary insolvency proceeding filed or commenced by a Person other than any Underwriter.

16. No Advisory or Fiduciary Responsibility. Each of the Bank and the Depositor acknowledges and agrees that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Depositor, on the one hand, and the several Underwriters, on the other hand, and the Depositor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Depositor or its respective affiliates, stockholders, creditors or employees or any other party; (c) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Depositor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Depositor on other matters) and no Underwriter has any obligation to the Depositor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Depositor and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among or between the Depositor, the Bank and the several Underwriters, or any of them, with respect to the subject matter hereof. The Depositor and the Bank, respectively, hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligations hereunder.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

19. No Recourse. The parties hereto acknowledge that, notwithstanding any other provision hereof, the obligations of the Depositor hereunder shall be equal to the lesser of the nominal amount of such obligations and the actual amount received or recovered by or for the account of the Depositor in respect of the Collateral. In the event that the amount due and payable by the Depositor hereunder exceeds the sums so received or recovered, the right of any Person to claim payment of any amount exceeding such sums shall be extinguished and shall not thereafter revive. No recourse may be had for the payment of any amounts owing with respect to this Agreement against any officer, member, director, shareholder, employee or incorporator of the Issuer.

20. Action by the Representative. Each Underwriter authorizes the Representative, on behalf of such Underwriter, to take any action contemplated by this Agreement to be taken by an Underwriter and to exercise in its discretion all of the authority vested in it by this Agreement. The Representative, on behalf of such Underwriter, is also authorized to take all action that it may believe desirable in carrying out the provisions of this Agreement, including authority to agree to any variation in the terms or performance of this Agreement which, in its good faith judgment, will not have a material adverse effect upon the interests of the Underwriters. Each Underwriter agrees to be bound by any action taken in accordance with this Section 20.

21. Representations and Warranties to Survive Delivery. All representations and warranties contained in this Agreement or in certificates of officers of the Bank, the Depositor and their respective affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, or by or on behalf of the Bank, the Depositor and their respective affiliates, and shall survive delivery of the Notes to the Underwriters.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date hereinabove set forth.

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC, as the Depositor

By:
Name:
Title:

[Signatures continued on next page]

(Signature page to BAAT 20[    ]-[    ] Note Purchase Agreement)

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signatures continued on next page]

(Signature page to BAAT 20[    ]-[    ] Note Purchase Agreement)

[ ], as Representative of the Underwriters

By:
Name:
Title:

[End of signatures]

(Signature page to BAAT 20[    ]-[    ] Note Purchase Agreement)

Annex A

Class of Notes/Initial Purchasers	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class A-1	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Class A-2	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Class A-3	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Class A-4[-A]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
[Class A-4-B]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
[Class B]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
TOTAL	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

Commission*:

Classes	Aggregate Underwriting Discount per Class of Notes (expressed as a percentage of the Note Balance of each Class)
A-1	[ ]%
A-2	[ ]%
A-3	[ ]%
A-4[-A]	[ ]%
[A-4-B]	[ ]%
[B]	[ ]%

*	Due to sales to affiliates, one or more of the Underwriters may be required to forego a de minimis portion of the commission they would otherwise be entitled to receive.

Annex B

List of Jurisdictions

1.	United States

2.	United Kingdom

Annex B-1

Annex C

Free Writing Prospectuses

1.	Ratings Free Writing Prospectus

Annex C-1

Annex D

Bloomberg Screen

Annex D-1